Tidal Trust II 485BPOS

Exhibit 99 (p)(xxiii)

CODE OF ETHICS

Artesian Capital Management Delaware LP

Initial Implementation Date: February 1, 2024

Code of Ethics

Background

Investment advisers are fiduciaries that owe undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act requires registered investment advisers to adopt and implement a written code of ethics that contains provisions regarding:

▪	The adviser’s fiduciary duty to its clients;
▪	Compliance with all applicable federal securities laws;
▪	Reporting and review of personal securities transactions and holdings;
▪	Reporting of violations of the code; and
▪	The provision of the code to all supervised persons.

Risks

In developing these policies and procedures, Artesian considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

▪	Supervised Persons do not understand the fiduciary duty that they, and Artesian, owe to clients;
▪	Supervised Persons and/or Artesian fail to identify and comply with applicable Federal Securities Laws;
▪	Supervised Persons do not report personal securities transactions and holdings;
▪	Supervised Persons take limited investment opportunities that would have been suitable for clients;
▪	Supervised Persons engaged in personal trading activity or Outside Business Activities that conflict with the fiduciary duty owed to clients or otherwise harm clients;
▪	Violations of the Federal Securities Laws, the Code of Ethics, or the policies and procedures set forth in the Manual are not reported to the CCO and/or appropriate supervisory personnel;
▪	Artesian does not provide its Code of Ethics and any amendments to all Supervised Persons; and
▪	Artesian does not retain Supervised Person’s written acknowledgements that they received the Code of Ethics and any amendments.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, Artesian and its Supervised Persons must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. The CCO administers the Code of Ethics. All questions regarding the Code of Ethics should be directed to the CCO. Supervised Persons must cooperate to the fullest extent reasonably requested by the CCO to enable (i) Artesian to comply with all applicable Federal Securities Laws and (ii) the CCO to discharge her duties under the Manual.

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All Supervised Persons should act with integrity and in an ethical manner in all dealings. They should use reasonable care and exercise professional judgment when engaging in all professional activities.

All Supervised Persons should adhere to the high ethical standards and be mindful of existing and potential conflicts of interest. Artesian and its Supervised Persons must act in Clients’ best interests. Notify the CCO promptly if you become aware of any situation or practice that creates, or gives the appearance of, a conflict of interest.

Supervised Persons are generally expected to discuss any conflicts, perceived risks, or concerns about Artesian’s business practices, with their direct supervisor. However, if a Supervised Person is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to the CEO’s attention.

Conflicts of Interest

Conflicts of interest may exist between Artesian and its Supervised Persons, current or prospective Clients and other entities involved in the provision of Artesian’s services. Failure to identify or properly address conflicts can have negative repercussions for Artesian, its Supervised Persons, and/or Clients. The improper handling of conflicts could also result in litigation and/or disciplinary action.

Artesian’s policies and procedures have been designed to identify and properly address applicable conflicts of interest. Written policies and procedures cannot address every potential conflict. Therefore, Supervised Persons must use good judgment throughout the scope of their activities. Conflicts of interest that involve Artesian and/or its Supervised Persons on one hand, and Clients on the other hand, should be fully disclosed and resolved in a way that protects the interests of Clients.

In some instances, conflicts of interest may arise between Clients. Artesian should appropriately address conflicts where one or more Clients have been unfairly disadvantaged. Supervised Persons should notify the CCO promptly if it appears that any actual or apparent conflict of interest between Clients has not been appropriately addressed.

For further details, please see Section: “Conflicts of Interest and Related Party Transactions” of Compliance Policy as of September 2019 which relate to the following Artesian entities:

Artesian Venture Partners Pty Ltd

Artesian Capital Management (Australia) Pty Ltd Artesian Corporate Bond Pty Ltd

Reporting Violations of the Code

Supervised Persons must promptly report any suspected violations of the Code of Ethics to the CCO. To the extent practicable, Artesian will protect the identity of a Supervised Person who reports a suspected violation.

Retaliation against any Supervised Person who reports a violation of the Code of Ethics is strictly prohibited and will be cause for corrected action, up to and including dismissal.

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Violations of the Code of Ethics, or the policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. No Supervised Person will determine whether he or she committed a violation of the Code of Ethics or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Distribution of the Code and Acknowledgement of Receipt

Artesian will distribute the Manual, which contains Artesian’s Code of Ethics, to each Supervised Person upon the commencement of employment, annually, and upon any material change to the Manual.

All Supervised Persons must acknowledge that they have received, read, understood, and agree to comply with Artesian’s Code of Ethics and Manual. All Supervised Persons should complete the attached Compliance Manual Acknowledge Form and submit the completed form to the CCO upon commencement of employment, annually upon request, and following any material change to the Manual.

Disclosure of Code of Ethics

Artesian will describe its Code of Ethics in Part 2A of Form ADV. Artesian will deliver its Form ADV during client onboarding and upon request, Artesian will furnish Clients with a copy of the Code of Ethics. All requests for Artesian’s Code of Ethics should be directed to the CCO.

Personal Securities Transactions

In order to prevent potential conflicts of interest with Clients, Supervised Persons are prohibited from personal securities transactions in Clients’ investment strategies (i.e. OTC global corporate investment grade bonds). Should a special request arise, Artesian requires Supervised Persons to preclear these trades with the CEO, COO and CCO before execution. Supervised Person trades should be executed in a manner consistent with our fiduciary obligations to Clients. Personal trades must not be timed to precede orders placed for any client, nor should trading activity be so excessive as to conflict with the Supervised Person’s ability to fulfill daily job responsibilities. Preclearance Procedures are detailed below.

Accounts Covered by the Policies and Procedures

Artesian’s Personal Securities Transactions policies and procedures apply to all accounts holding any securities over which Supervised Persons have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, stepchildren, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Supervised Persons to exclude accounts held personally or by immediate family members sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts. Supervised Persons should consult with the CCO before excluding any accounts held personally or by immediate family members sharing the same household.

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Absent preclearance from the CCO, Supervised Persons may not provide non-discretionary or discretionary (as defined in the instructions to Form ADV) investment advice to, or otherwise influence / direct or control the investment activity within, third party investment accounts. This includes accounts where the Supervised Person does not have any beneficial ownership interest. The CCO will determine whether Artesian will allow such activity and, if so, the scope of additional preclearance, reporting, monitoring, disclosure, etc. and any additional policies and procedures that will be required to mitigate applicable compliance risks.

Reportable Securities

Artesian requires Supervised Persons to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any security, except:

▪	Direct obligations of Government of the United States;
▪	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
▪	Shares issues by money market funds;
▪	Shares issues by open-end registered investment companies, other than funds advised or underwritten by Artesian or an affiliate;
▪	Interests in 529 college savings plans; and
▪	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by Artesian or an affiliate.
▪	Exchange-traded funds, or ETFs, are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities, and are subject to the reporting requirements contained in Artesian’s Personal Securities Transactions policy.

Preclearance Procedures

Supervised Persons must have written clearance for all transactions, including IPOs or private placements before completing the transactions. This includes, but is not limited to, contributions to and withdrawals from private equity funds (excluding capital calls for commitments already precleared over which Supervised Persons have no control as to the timing or amount), hedge funds, and any other investments in private pooled investment vehicles, limited partnerships or limited liability corporations. Artesian may prohibit any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper.

In seeking preclearance to subscribe to a private placement, Supervised Persons must provide a copy of, or summary information describing the terms of, any side letter arrangements that provide preferential investment terms.

Supervised Persons must use the attached Preclearance Form to seek preclearance. All preclearance requests must be submitted to the CCO. The CCO will not preclear any personal transactions in hedge funds, private equity funds, and other private pooled investment vehicles unless a determination is made that (1) the investment is ultimately deemed unsuitable for Clients, (2) sufficient capacity exists and Clients have already received their intended allocation (Clients are fully invested and no immediate follow-on investments contemplated), or (3) insufficient capacity exists for Clients to make a meaningful investment.

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Reporting

Artesian must collect information regarding the personal trading activities and holdings of all Supervised Persons. Supervised Persons must submit quarterly reports regarding securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts. Each quarter Supervised Persons must report all Reportable Securities transactions in accounts in which they have a beneficial interest. Supervised Persons must also report any accounts opened during the quarter that hold any securities Reportable Security. Reports regarding securities transactions and newly opened accounts must be submitted within 30 days of the end of each quarter.

Supervised Persons should use the attached Letter to a Broker / Dealer to instruct the institution hosting your account to send the CCO (or a designee of the CCO) duplicate account statements. The CCO or a designee of the CCO must receive all such statements within 30 days of the end of each calendar quarter.

Any trades that did not occur through a broker/ dealer, such as the purchase of a private fund (e.g. hedge fund, private equity fund, etc.), must be reported on the Quarterly Reporting Forms. In addition, any new investment accounts should be indicated on the Quarterly Reporting Forms. These forms should be signed, dated and submitted to the CCO or designee of the CCO within 30 days of the end of each calendar quarter.

Initial and Annual Holdings Reports

Supervised Persons must periodically report the existence of any account that holds any Reportable Securities holdings. Reports regarding accounts and holdings must be submitted to the CCO (or a designee of the CCO) on or before February 14th of each year, and within 10 days of an individual first becoming a Supervised Person. Annual reports must be current as of December 31st.of the previous year. Initial reports must be the most current previous month-end report.

Initial and annual lists of all investment accounts should be submitted using the attached Periodic Holdings Reporting Forms. These forms should be signed, dated, and submitted to the CCO or a designee of the CCO within 10 days of becoming an Access Person and by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, a Supervised Person is not required to submit:

▪	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or
▪	Any reports with respect to securities held in accounts over which the Supervised Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO (or a designee of those CCO) who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement, and/or a written certification from an unaffiliated investment adviser. For accounts managed by an investment adviser, Artesian may also request annual certifications that the Supervised

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Person has not influenced or instructed the investment adviser in any manner regarding management of the account.

The CCO (or a designee of the CCO) will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior and may compare Supervised Person trading with client transactions as necessary. Upon review, the CCO (or a designee of the CCO) will document any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

A designee of the CEO will monitor the CCO’s personal securities transactions for compliance with the Personal Securities Transactions policies and procedures. The CCO shall review the reviewer’s personal securities transactions. A reviewer should never review his or her own personal securities transactions.

Co-Investments

Supervised Persons must seek pre-clearance before engaging in co-investment opportunities.

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Definitions

Access Person – A Supervised Person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an Access Person.

Administrator – SS & C or Tidal Financial Group

Advisers Act - The Investment Advisers Act of 1940, codified at 15 U.S.C. § 80b-1 through 15 U.S.C. § 80b-21, is a United States federal law that was created to regulate the actions of investment advisers (also spelled "advisors") as defined by the law

Artesian, the Company, the Firm - Artesian Capital Management LLC

Artesian Investment Vehicles – Artesian Green Economy Credit Catalyst Fund, CCSB Short Duration Green Bond ETF

CCO or Chief Compliance Officer – Mei Lee

CEO – Jeremy Colless

CIO – John McCartney

COO – Matthew Clunies-Ross

Clients – Investors in Artesian Investment Vehicles

Compliance Advisor – Adriot Compliance

Custodians – Bank of New York Mellon, US Bank

Employee – Artesian employee

Insider Trading - When corporate insiders—officers, directors, and employees—buy and sell stock in their own companies. When corporate insiders trade in their own securities, they must report their trades to the SEC. Illegal insider trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped," and securities trading by those who misappropriate such information.

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Material Non-Public Information - Information is material if "there is a substantial likelihood that a reasonable shareholder would consider it important" in making an investment decision. To fulfill the materiality requirement, there must be a substantial likelihood that a fact "would have been viewed by the reasonable investor as having significantly altered the 'total mix' of information made available." Information is nonpublic if it has not been disseminated in a manner making it available to investors generally.

Outside Counsel – Alston Bird

Red Flags Rule - The SEC’s identity theft red flags rules require certain SEC-regulated entities to adopt a written identity theft program that includes policies and procedures designed to: Identify relevant types of identity theft red flags; Detect the occurrence of those red flags; Respond appropriately to the detected red flags; and Periodically update the identity theft program.

Registered Investment Adviser – Artesian Capital Management Delaware LP

Supervised Person – Any Artesian officer, partner, director (or other person occupying a similar status or performing similar functions), or employees, or any other person who provides investment advice on behalf of Artesian and is subject to Artesian’s supervision or control. As of February 1, 2024, these include the following:

•	Listed Officers
•	Managing Director - Kurt Tan
•	Partner, Head of Impact - Vicky Tan
•	Christine Chang – Director of Operations and Investor Relations, North America

Technology Service Provider – CORE

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Attachment – Supervised Person Acknowledgement Supplement

Initial:

Please answer the following questions accurately. If you mark any shaded boxes, insert a page following the table and explain your response. For each explanation, indicate the relevant question number.

Question		Yes	No
1.	Are you or any members of your immediate family employed by a financial services company other than Artesian or a company that provides products or services to Artesian?
2.	Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?
3.

Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to Artesian?

4.	Do you or any members of your immediate family have any business or personal relationship with any of Artesian’s Clients or the underlying Investors?
5.	Are you or any members of your immediate family employed by any government?
6.	Do you or any members of your immediate family serve as officers, directors, or trustees of any organizations (including private companies, public companies, and not-for-profit organizations)?
7.	Are you aware of any conflicts of interest between Artesian, you or your immediate family members and any of Artesian’s Clients or the underlying Investors?
8.	Have you complied with Artesian’s regarding the disclosure and approval of Outside Business Activities?
9.	Have you improperly transmitted proprietary information between Artesian and any prior employers or other individuals or entities?
10.	Have you reported all of the political contributions that you made in the past two years?
11.	Have you compiled Artesian’s policy that prohibits Supervised Persons from using public e-mail services (such as Hotmail or Gmail) for any business purpose without copying their Artesian email?
12.

Have you complied with Artesian’s policy that prohibits Supervised Persons from using external (i.e. Artesian Employee to non-COMPANY Employee) instant messages or Artesian’s computers to engage in external instant messaging for work-related purposes?

13.	In the past ten years, have you or any advisory affiliate been convicted of or plead guilty or no contest in a domestic, foreign or military court to any:
• Felony
• Misdemeanor involving investments or an investment-related business, or any fraud, false statements, or omissions, wrong taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
14.	Are any felony or misdemeanor charges, as described above, currently pending?
15.	In the past ten years, has the SEC or the CFTC found you or any advisory affiliate:
• To have made a false statement or omission?
• To have been involved in a violation of SEC or CFTC regulations or statutes?
• To have been a cause of an investment related business having its authorization to do business denied, suspended, revoked or restricted?
16.	In the past ten years, has the SEC or CFTC:
• Entered an order against you or any advisory affiliate in connection with investment-related activity?
• Imposed a civil money penalty on you or any advisory affiliate, or ordered you or any advisory affiliate to cease and desist from any activity?
17.	In the past ten years, has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority found you or an advisory affiliate to have:
• Made a false statement or omission, or been dishonest, unfair, or unethical?
• Been involved in violation of investment-related regulations or statuses?
• Been a cause of an investment related business having its authorization to do business denied, suspended, revoked or restricted?
18.	In the past ten years, has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

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	•	Entered an order against you or any advisory affiliate in connection with an investment- related activity?
	•	Denied, suspended or revoked your or any advisory affiliate’s registration or license, or otherwise prevented you or any advisory affiliate, by order, from associating with an investment-related business or restricted your or any advisory affiliate‘s activity?
19.	In the past ten years, has any self-regulatory organization or commodities exchange found you or an advisory affiliate to have:
•	Made a false statement or omission?
•	Been involved in a violation of its rules (other than a violated designated as a “minor rule violation” under a plan approved by the SEC)?
•	Been the cause of an investment related business having its authorization to do business denied, suspended, revoked or restricted?
20.	In the past ten years, has any self-regulatory organization or commodities exchange disciplined you or any advisory affiliate expelling or suspending you or the advisory affiliate from membership, barring or suspending you or the advisory affiliate from association with other members, or otherwise restricting your or the advisory affiliate’s activities?
21.	Has an authorization to act as an attorney, accountant or federal contractor granted to you or any advisory affiliate ever been revoked or suspended?
22.	In the past ten years, has any domestic or foreign court:

•	Enjoyed you or any advisory affiliate in connection with any investment-related activity?
•	Found that you or any advisory affiliate was involved in a violation of investment-related statutes or regulations?
•	Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you or any advisory affiliate by a state or foreign financial regulatory authority?
23.	Are you or any advisory affiliate now the subject of any proceeding that could result in a “yes” answer to any of the preceding questions?
24.	Have you completed the “Bad Actors Certifications” sheet as requested by the CCO on at least an initial and annual basis? Do you understand that you are required to immediately report to the CCO if any of the events set forth in Rule 506(d) of the Securities Act of 1933, as amended, apply in the interim? The Bad Actors Certifications sheet summarizes these events.
New Supervised Persons should skip the remaining questions and explain any marks in shaded boxes below the table.
25.	During the past 12 months, have you reported all personal securities transactions in accordance Artesian’s reporting policies?
26.	During the past 12 months, have you reported gifts and entertainment in accordance Artesian’s reporting policies?
27.	During the past 12 months, have you complied with Artesian’S requirements regarding the disclosure and approval of Outside Business Activities?
28.	During the past 12 months, have you traded on or improperly transmitted any Material Non-Public Information?
29.	During the past 12 months, have you become aware of any violation of Artesian’s Code of Ethics that you did not disclose to the CCO?
30.	To the best of your knowledge, during the past 12 months, has Artesian’S and its Supervised Persons (including yourself) complied with Artesian’s written policies and procedures?

By signing below, I certify that I responded to the Supervised Person Acknowledgement Supplement completely and accurately.

Print Name:	Date:

Signature:

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Initial:

Attachment – “Bad Actor” Certification

SEC regulations identify certain types of misconduct by “bad actors” that can prevent a private fund from issuing securities. The SEC’s rule addresses conduct by the private fund itself, but Supervised Persons of Artesian, and by certain third parties associated with a private fund. We ask that you complete the attached certification so that Artesian can confirm its compliance with relevant SEC rules. If you respond “yes” to any of the boxes of the certification, please include a brief explanation of your response at the end of the form.

Please answer the following questions accurately. If you mark any shaded boxes, insert a page following the table and explain your response. For each explanation, indicate the relevant question number.

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Question	Yes	No
1.	Have you been convicted within ten years of any felony or misdemeanor?
•	In connection with the purchase or sale of any security;
•	Involving the making of any false filing with the SEC; or
•	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchase of securities?
2.	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:
•	In connection with the purchase or sale of any security;
•	Involving the making of any false filing with the SEC; or
•	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?
3.	Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
•	Bars you from association with an entity regulated by such commission. Authority, agency or officer;
•	Bars you from engaging in the business of securities, insurance ir banking;
•	Bars you from engaging in savings associations or credit union activities; or
•	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?
4.	Are you subject to a final order of a state securities commission (or an agency or officer of a stat performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
•	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;
•	Places limitations on your activities, functions or operations; or
•	Bars you from being associated with any entity or from participating in the offering of any penny stock;
5.	Are you subject to any order of the SEC within the past five years that orders you cease and desist from committing or causing a violation or future violation of:
•	Any scienter-based anti-fraud provision of the federal securities laws; or
•	Section 5 of the Securities Act of 1933.
6.	Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
7.	In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
8.

In the past five years have you been subject to a United States Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

9.	Are you or any advisory affiliate now the subject of any proceeding that could result in a “yes” answer to any of the preceding questions?
10.	Have you completed the “Bad Actors Certifications” sheet as requested by the CCO on at least an initial and annual basis? Do you understand that you are required to immediately report to the CCO if any of the events set forth in Rule 506(d) of the Securities Act of 1933, as amended, apply in the interim? The Bad Actors Certifications sheet summarizes these events.
New Supervised Persons should skip the remaining questions and explain any marks in shaded boxes below the table.

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11.	During the past 12 months, have you reported all personal securities transactions in accordance Artesian’s reporting policies?
12.	During the past 12 months, have you reported gifts and entertainment in accordance Artesian’s reporting policies?
13.	During the past 12 months, have you complied with Artesian’S requirements regarding the disclosure and approval of Outside Business Activities?
14.	During the past 12 months, have you traded on or improperly transmitted any Material Non-Public Information?
15.	During the past 12 months, have you become aware of any violation of Artesian’s Code of Ethics that you did not disclose to the CCO?
16.	To the best of your knowledge, during the past 12 months, has Artesian’S and its Supervised Persons (including yourself) complied with Artesian’s written policies and procedures?

By signing below, I certify that I responded to the Supervised Person Acknowledgement Supplement

completely and accurately.

Print Name:	Date:

Signature:

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Attachment – Preclearance Form for Trading

Name of Issuer:

Type of Security:

Quantity:

Public Offering Date (IPOs only):

Investment Strategy (Privately offered pooled investment only):

Buy or Sell:

By signing below, I certify and acknowledge the following:

1.	I have no Material Non-Public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.
2.	Unless I indicate otherwise in writing as part of this preclearance request, the investment opportunity did not arise by virtue of my activities on behalf of a Client.
3.	To the best of my knowledge, (1) no Clients have any foreseeable interest in purchasing this Security, (2) the Security does not appear to be suitable for Clients, (3) Clients have already their intended allocation in the Security (Clients are fully invested and no immediate follow-on investments contemplated), or (4) insufficient capacity exists for Clients to make a meaningful investment.
4.	I have read the Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. Artesian reserves the right to direct me to rescind a trade even if this approval is initially granted. Violation of the Coe of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.
5.	Upon request, I will provide all offering materials related to the proposed investment to the CCO.

Print Name:	Date:

Signature:

Internal Use Only
Reviewer:	Approved / Denied	Date:

Reasons Supporting Decision:

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Attachment – Quarterly Reporting Form: Transactions

For the Quarter Ended:

Private Fund Name	Buy / Sell	Principal Amount	Date

I certify that this form and all duplicate brokerage statements submitted fully disclose all transactions of Reportable Securities in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities transactions of immediate family members living in the same household.

Print Name:	Date:

Signature:

Deliver to the CCO or a designee of the CCO within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

With respect to Section 16 of the Exchange Act, nothing in this report should be construed as an admission that the person making the report has a direct or indirect beneficial ownership interest in Securities to which report relates.

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Attachment – Quarterly Reporting Form: New Accounts

For the Quarter Ended:

Name of Broker / Dealer or Bank	Account Title	Account Number	Date Established

I certify that this form fully discloses all Securities accounts opened during the calendar quarter noted above in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities accounts of immediate family members living in the same household.

Print Name:	Date:

Signature:

Deliver to the CCO or a designee of the CCO within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

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Attachment – Letter to a Broker / Dealer

[DATE]
[NAME OF BROKER / CUSTODIAN] [ADDRESS]
[CITY, STATE ZIP]
Re:	Account Number:
Account Name:

Dear [BROKER / CUSTODIAN CONTACT NAME],

As of [DATE], please send duplicate monthly account statements for the above named account to compliance@artesianinvest.com. If electronic statements are not available, please mail to below:

Artesian Capital Management LLC

Attention: Chief Compliance Officer c/o John McCartney 499 Seventh Avenue

22nd Floor

New York, New York 10018

If you have any questions or concerns, please call me at [EMPLOYEE TELEPHONE NUMBER]. Thank you for your immediate attention to this matter.

Sincerely,

[EMPLOYEE NAME]

cc: Mei Lee, Chief Compliance Officer

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Attachment – Periodic Holdings Reporting Form: Accounts

Current as of:

Name of Broker / Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all securities accounts in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities accounts of immediate family members living in the same household.

Print Name:	Date:

Signature:

Deliver to the CCO or a designee of the CCO within 10 days of becoming associated with Artesian, and by February 14th of each year. Use additional sheets if necessary.

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Attachment – Periodic Holding Reporting Form: Reportable Securities

Current as of:

Private Fund Name	Number of shares and/or Principal Amount (as applicable)

I certify that this form and all duplicate brokerage statements submitted fully disclose all Reportable Security holdings in which I have a beneficial interest. I understand that I am presumed to have a beneficial interest in Securities transactions of immediate family members living in the same household.

Print Name:	Date:

Signature:

Deliver to the CCO or a designee of the CCO within 10 days of becoming associated with Artesian and by February 14th of each year. Use additional sheets if necessary.

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Attachment – Miscellaneous Reporting under the Code of Ethics

Use this form to make disclosures or seek approvals not addressed by the other forms accompanying the Code of Ethics.

Provide a detailed description of the issue you are disclosing or for which you are seeking approval. To the extent possible, include specific names and dates, as well as any potential conflicts of interest or potential regulatory issues.

Print Name:	Date:

Signature:

Internal Use Only
Reviewer:	Approved / Denied	Date:

Follow Up Steps (if necessary):

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Attachment – Quarterly Gifts and Entertainment Report

For the Quarter Ended:

Gave or Received?	Description of Gift or Entertainment	Approx. Cost or Value (whichev er higher)	Third Party Giver or Recipient and Relationship to Self or Artesian	Recipient Union Official or Taft-Hartley Fund?	Recipient ERISA Plan Fiduciary?	Reason Given or Received (if known)

In addition, list any other gifts or entertainment given by, or received from, the third party within the past 12 months and their approximate cost or value.

Print Name:	Date:

Signature:

Internal Use Only
Reviewer:	Date:

Follow Up Steps (if necessary):

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Attachment – Inadvertent Receipt Log

Current as of:

Date of Receipt	Asset(s) Received	Received From	Asset Owner	Sent To (Name and Address)	Date Sent

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